Exhibit 99.5

Lender Processing Services, Inc.

Third Quarter 2013 Operating Results

The following are condensed consolidated financial and operational results for Lender Processing Services, Inc. for the three-month and nine-month periods ended September 30, 2013 and 2012:

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(In thousands, except per share data)
Revenues	$418,981	$497,451	$1,359,522	$1,496,622
Expenses:
Operating expenses	316,923	361,351	1,006,923	1,099,538
Depreciation and amortization	25,870	24,241	78,596	71,608
Legal and regulatory charges	2,445	—	54,011	144,476
Exit costs, impairments and other charges	10,334	—	12,035	—

Total expenses	355,572	385,592	1,151,565	1,315,622

Operating income	63,409	111,859	207,957	181,000

Other income (expense):
Interest income	554	463	1,698	1,365
Interest expense	(13,014)	(16,112)	(39,611)	(48,969)
Other income (expense), net	(79)	14	212	173

Total other income (expense)	(12,539)	(15,635)	(37,701)	(47,431)
Earnings from continuing operations before income taxes	50,870	96,224	170,256	133,569
Provision for income taxes	15,421	35,892	59,589	59,860

Net earnings from continuing operations	35,449	60,332	110,667	73,709
Earnings (loss) from discontinued operations, net of tax	31	(2,028)	(2,173)	(6,164)

Net earnings	$35,480	$58,304	$108,494	$67,545

Net earnings per share – diluted from continuing operations	$0.41	$0.71	$1.29	$0.87
Net loss per share – diluted from discontinued operations	—	(0.02)	(0.02)	(0.07)

Net earnings per share – diluted	$0.41	$0.69	$1.27	$0.80

Weighted average shares outstanding – diluted	85,984	84,948	85,569	84,774

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2013	December 31, 2012
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$203,207	$236,241
Trade receivables, net of allowance for doubtful accounts	233,322	274,783
Other receivables	6,344	3,800
Prepaid expenses and other current assets	37,216	41,541
Deferred income taxes	88,090	127,742

Total current assets	568,179	684,107

Property and equipment, net	121,542	126,633
Computer software, net	272,714	245,271
Other intangible assets, net	18,978	23,670
Goodwill	1,109,304	1,109,304
Other non-current assets	281,808	256,849

Total assets	$2,372,525	$2,445,834

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$40,125	$—
Trade accounts payable	39,658	38,901
Accrued salaries and benefits	72,848	107,984
Legal and regulatory accrual	86,563	223,149
Other accrued liabilities	152,766	169,458
Deferred revenues	58,270	58,868

Total current liabilities	450,230	598,360

Deferred revenues	27,382	24,987
Deferred income taxes, net	189,825	174,303
Long-term debt, net of current portion	1,028,000	1,068,125
Other non-current liabilities	32,909	37,163

Total liabilities	1,728,346	1,902,938

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at September 30, 2013 and December 31, 2012	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at September 30, 2013 and December 31, 2012	10	10
Additional paid-in capital	249,145	250,016
Retained earnings	776,654	694,148
Accumulated other comprehensive loss	(3,106)	(3,079)
Treasury stock at cost; 12.1 million and 12.5 million shares at September 30, 2013 and December 31, 2012, respectively	(378,524)	(398,199)

Total stockholders’ equity	644,179	542,896

Total liabilities and stockholders’ equity	$2,372,525	$2,445,834

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net earnings	$108,494	$67,545
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	78,580	73,407
Amortization of debt issuance costs	3,141	3,317
Asset impairment charges	785	3,812
Gain on sale of discontinued operations	—	(6,688)
Deferred income taxes, net	54,630	776
Stock-based compensation cost	20,777	19,520
Income tax effect of equity compensation	(917)	(494)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	41,304	27,543
Other receivables	(2,544)	(1,748)
Prepaid expenses and other assets	(11,162)	(18,512)
Deferred revenues	1,798	10,605
Accounts payable, accrued liabilities and other liabilities	(187,281)	124,487

Net cash provided by operating activities	107,605	303,570

Cash flows from investing activities:
Additions to property and equipment	(20,208)	(16,109)
Additions to capitalized software	(65,909)	(56,088)
Purchases of investments, net of proceeds from sales	(8,094)	(17,604)
Acquisition of title plants and property records data	(18,484)	(33,600)
Acquisitions, net of cash acquired	—	(12,250)
Proceeds from sales of discontinued operations, net of cash distributed	—	16,206

Net cash used in investing activities	(112,695)	(119,445)

Cash flows from financing activities:
Debt service payments	—	(72,082)
Exercise of stock options and restricted stock vesting	(2,186)	(1,792)
Income tax effect of equity compensation	917	494
Dividends paid	(25,723)	(25,384)
Payment of contingent consideration related to acquisitions	(952)	(2,000)

Net cash used in financing activities	(27,944)	(100,764)

Net (decrease) increase in cash and cash equivalents	(33,034)	83,361
Cash and cash equivalents, beginning of period	236,241	77,355

Cash and cash equivalents, end of period	$203,207	$160,716

Supplemental disclosures of cash flow information:
Cash paid for interest	$30,398	$54,774

Cash paid for taxes	$6,956	$46,853

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